Aston Funds

EXHIBIT TO ITEM 77I

Terms of New or Amended Securities

Aston/Lake Partners LASSO Alternatives Fund-Class N

The Aston/Lake Partners LASSO Alternatives Fund has issued
Class N shares of beneficial interest. Each share of the Class N shares of beneficial interest has the preferences, conversion and other rights, voting powers, restrictions, qualifications, and terms and conditions of redemption that are set forth in the Trust Instrument for the Aston Funds.

A description of Class N shares of the Aston/Lake Partners
LASSO Alternatives Fund is incorporated by reference to the Post-Effective Amendment No. 105 to the Registration
Statement as filed with the SEC via EDGAR on December 18, 2009 (Accession No. 0001193125-09-255989).

Aston/M.D. Sass Enhanced Equity Fund-Class I

The Aston/M.D. Sass Enhanced Equity Fund has issued Class I shares of beneficial interest. Each share of the Class I shares of beneficial interest has the preferences, conversion and other rights, voting powers, restrictions, qualifications, and terms and conditions of redemption that are set forth in the Trust Instrument for the Aston Funds.

A description of Class I shares of the Aston/ M.D. Sass
Enhanced Equity Fund is incorporated by reference to the Post-Effective Amendment No. 105 to the Registration
Statement as filed with the SEC via EDGAR on December 18, 2009 (Accession No. 0001193125-09-255989).

Aston/Fasciano Small Cap Fund-Class N
Aston/Herndon Large Cap Value Fund-Class N

The officers of the Trust are authorized and directed to issue and sell shares of beneficial interest of each of Aston/Fasciano Small Cap Fund and Aston/Herndon Large Cap
Value Fund, to the public, all as set forth in and consistent with the provisions of the Registration
Statement relating to each New Series, as such Registration
Statement may be amended from time to time, and that such shares, when issued and paid for, shall be validly issued, fully paid and non-assessable.

A description of Class N shares of the Aston/Fasciano Small
Cap Fund is incorporated by reference to the Post-Effective
Amendment No. 105 to the Registration Statement as filed with the SEC via EDGAR on December 18, 2009 (Accession No.
0001193125-09-255989).

A description of Class N shares of the Aston/Herndon Large
Cap Value Fund is incorporated by reference to the Post-
Effective Amendment No. 110 to the Registration Statement as filed with the SEC via EDGAR on March 29, 1010
(Accession No. 0001193125-10-070116).